UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary proxy statement

[   ]  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[   ]  Definitive proxy statement

[X]  Definitive additional materials

[   ]  Soliciting material under Rule 14a-12

THE HARTFORD MUTUAL FUNDS II, INC.

(Name of Registrants as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required

[   ] Fee paid previously with preliminary materials

[   ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

From:	Hartford Funds <dealersupport@hartfordfunds.com>
Sent:	Thursday, October 19, 2023 3:25 PM
To:
Subject:	TEST (To:) | Hartford Funds Information Alert: Product Update for The Hartford Growth Opportunities Fund

From: Hartford Funds <dealersupport@hartfordfunds.com> Sent: Thursday, October 19, 2023 3:25 PM To: Subject: TEST (To:) | Hartford Funds Information Alert: Product Update for The Hartford Growth Opportunities Fund Product Update for The Hartford Growth Opportunities Fund| View as a web page or on a mobile device Product Update for The Hartford Growth Opportunities Fund| View as a web page or on a m obile device HARTFORDFUNDS our benchmark is the investor. Proxy Statement Mailed to Shareholders of The Hartford Growth Opportunities Fund At a meeting held on September 6-7, 2023, the Board of Directors of The Hartford Mutual Funds II, Inc. (the “Company”) including all of the independent directors, unanimously approved reclassifying the Fund’s diversification status from diversified to non-diversified and eliminating a related fundamental diversification policy, subject to the approval of the Fund’s shareholders. A Special Meeting of Shareholders of The Hartford Growth Opportunities Fund (the “Fund”), a series of the Company, will take place on December 13, 2023 at 10:00 a.m. Eastern Time at the offices of Hartford Funds Management Company, LLC, 690 Lee Road, Wayne, Pennsylvania 19087. The proxy materials were provided to shareholders who owned shares of the Fund as of the close of business on September 25, 2023. THE HARTFORD GROWTH OPPORTUNITIES FUND CUSIP Ticker CLASS A 416529881 HGOAX CLASS C 416529865 HGOCX CLASS F 41665X644 HGOFX CLASS I 416641207 HGOIX Class R3 416641603 HGORX Class R4 416641876 HGOSX Class R5 416641835 HGOTX 1

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Class R6 416641785 HGOVX CLASS Y 416529816 HGOYX Please click here to access the product bulletin for more details. If you have any questions, please call Dealer Services at (888)843-7824, silent option 4, selection 4; or via email at dealersupport@hartfordfunds.com Change Your Preferences | Unsubscribe Follow Us: Hartford Growth Opportunities Fund: Important Risks: Investing involves risk, including the possible loss of principal. Security prices fluctuate in value depending on general market and economic conditions and the prospects of individual companies. Mid-cap securities can have greater risks and volatility than large-cap securities. Different investment styles may go in and out of favor, which may cause the Fund to underperform the broader stock market. To the extent the Fund focuses on one or more sectors, the Fund may be subject to increased volatility and risk of loss if adverse developments occur. Foreign investments may be more volatile and less liquid than U.S. investments and are subject to the risk of currency fluctuations and adverse political, economic and regulatory developments. The Fund may have high portfolio turnover, which could increase its transaction costs and an investor’s tax liability. Investors should carefully consider a fund’s investment objectives, risks, charges and expenses. This and other important information is contained in a fund’s full prospectus and summary prospectus, which can be obtained by visiting hartfordfunds.com. Please read it carefully before investing. Mutual funds are distributed by Hartford Funds Distributors, LLC (HFD), Member FINRA. ETFs are distributed by ALPS Distributors, Inc. (ALPS). Advisory services may be provided by Hartford Funds Management Company, LLC (HFMC) or its wholly owned subsidiary, Lattice Strategies LLC (Lattice). Certain funds are sub-advised by Wellington Management Company LLP and/or Schroder Investment Management North America Inc (SIMNA). Schroder Investment Management North America Ltd. (SIMNA Ltd) serves as a secondary sub-adviser to certain funds. HFMC, Lattice, Wellington Management, SIMNA, and SIMNA Ltd. are all SEC registered investment advisers. Hartford Funds refers to HFD, HFMC, and Lattice, which are not affiliated with any sub-adviser or ALPS. HFD, 690 Lee Road, Wayne, PA 19087, 1-610-386-4088. This email message may constitute a commercial electronic mail message under the CAN-SPAM Act of 2003. This email was sent to FOR BACK OFFICE USE - DUE DILIGENCE PURPOSES ONLY– NOT FOR USE WITH FINANCIAL PROFESSIONALS OR THE PUBLIC. 3181122

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October 2023	ADMIN 19-23

Proxy Statement Mailed to Shareholders of The Hartford Growth Opportunities Fund

A Special Meeting of Shareholders (the “Meeting” or the “Shareholder Meeting”) of The Hartford Growth Opportunities Fund (the “Fund”), a series of The Hartford Mutual Funds II, Inc. (the “Company”), will take place on December 13, 2023 at 10:00 a.m. Eastern Time at the offices of Hartford Funds Management Company, LLC (“HFMC”), 690 Lee Road, Wayne, Pennsylvania 19087. The proxy materials were provided to shareholders who owned shares of the Fund as of the close of business on September 25, 2023.

What Proposal will shareholders be asked to consider at the upcoming Meeting?

Description of Proposal

To reclassify the Fund from a diversified investment company to a non-diversified investment company and eliminate a related fundamental diversification policy, effective on or about March 1, 2024

What are shareholders being asked to vote on?

At a meeting held on September 6-7, 2023, the Board of Directors of the Company (“Board”), including all of the independent directors, unanimously approved reclassifying the Fund’s diversification status from diversified to non-diversified and eliminating a related fundamental diversification policy, subject to the approval of the Fund’s shareholders.

As a diversified fund, the Fund is limited in its ownership of securities of any single issuer. If approved, the Fund would be permitted to invest a larger percentage of its assets in a smaller number of issuers, as described in greater detail below. Classification as a non-diversified fund will give the Fund’s portfolio management team increased flexibility to invest a greater percentage of the Fund’s assets in any one issuer and in fewer issuers overall. HFMC believes reclassifying the Fund from diversified to non-diversified is in the best interests of the Fund and its shareholders because it provides the Fund’s portfolio managers with increased investment flexibility and potential for better investment performance over time.

What is the difference between diversified funds and non-diversified funds?

Under the Investment Company Act of 1940, as amended (the “1940 Act”), an investment company must be classified as diversified or non-diversified. A fund’s diversification classification governs the amount of its assets a fund can invest in any one issuer. The Fund is currently classified as a diversified fund and must, therefore, operate in compliance with the 1940 Act diversification requirements, which strictly limit how much the Fund can invest in a single issuer. If the proposal is approved, the Fund would be permitted to invest a larger percentage of its assets in a smaller number of issuers.

Classification as a non-diversified fund will provide the Fund’s portfolio management team with the flexibility to invest a greater percentage of the Fund’s assets in fewer issuers or in any one issuer which may, in turn, provide the potential for better investment performance over time. For these reasons, HFMC believes that reclassifying the Fund as non-diversified is in the best interests of the Fund and its shareholders.

Will the Fund’s risk profile change if it is reclassified as non-diversified under the 1940 Act?

Yes. Notwithstanding the increased investment flexibility and the potential for improved investment performance over time, a non-diversified fund typically presents a greater degree of investment risk due to its ability to invest a greater percentage of its assets in a single issuer and in fewer issuers overall. Because a non-diversified fund can invest more of its assets in a smaller number of issuers, it may be more exposed to the risks associated with an individual issuer than a fund that invests more broadly across many issuers. For example, if the proposal is approved and the Fund takes advantage of the increased flexibility afforded to it, poor performance by a single large holding of the Fund would adversely affect the Fund’s performance to a greater extent than if the Fund were invested in a larger number of issuers. As a result, as a non-diversified fund, the Fund’s share price may fluctuate more than that of a similar fund that is more broadly diversified.

A non-diversified fund may from time to time temporarily operate in a diversified manner without losing its non-diversified status and, as a result, at times, if the proposal is approved, the Fund may not take advantage of the greater flexibility afforded to a non-diversified fund.

FOR FINANCIAL PROFESSIONAL OR INSTITUTIONAL INVESTOR USE ONLY. NOT FOR USE WITH THE PUBLIC.

3158205

If shareholders approve the proposal, when will the change take effect?

If the proposal is approved by shareholders of the Fund at the Shareholder Meeting, it is expected to become effective on or about March 1, 2024 in connection with the Fund’s annual update of its registration statement.

Who pays for the costs involved with the proxy?

All costs of the Shareholder Meeting and the proxy campaign will be paid for by the Fund.

Does the Board recommend that shareholders approve the Proposal?

The Board of Directors of the Company, including all of the Company’s independent directors, recommend that shareholders of the Fund vote “FOR” the proposal to change the Fund’s classification from diversified to non-diversified and to eliminate the Fund’s related fundamental diversification policy.

How can shareholders vote?

Shareholders can vote:

•	By mail: complete and return their proxy card in the pre-addressed postage-paid envelope.

•	By telephone: call the toll-free number listed on their proxy card and follow the recorded instructions.

•	By internet: log on the website listed on their proxy card and follow the on-screen instructions.

•	In person: attend the meeting on December 13, 2023 at 10:00 a.m. Eastern Time at the offices of HFMC, 690 Lee Road, Wayne, Pennsylvania 19087

Whichever method shareholders choose, they should take the time to read the Proxy Statement before voting.

When should shareholders vote?

Shareholders should vote as soon as possible. They can submit their vote at any time before the date of the Meeting. Representatives of HFMC, any of its affiliates and EQ Fund Solutions, LLC, a firm authorized by HFMC to assist in the solicitation of proxies, may be contacting shareholders urging them to vote on the Proposal.

Where can shareholders obtain additional information about the Proxy Statement?

For information about the proxy statement, shareholders can call toll-free 1-877-896-3199.

To view or obtain a copy of the most recent annual or semi-annual report of the Fund, shareholders can go to www.hartfordfunds.com. To view the Proxy Statement, shareholders can go to https://vote.proxyonline.com/Hartford/docs/GrowthOppsMeeting2023.pdf

FOR FINANCIAL PROFESSIONAL OR INSTITUTIONAL INVESTOR USE ONLY. NOT FOR USE WITH THE PUBLIC.

3158205

Hartford Funds 690 Lee Road Wayne, PA 19087 tel (888) 843-7824 www.hartfordfunds.com

October 27, 2023

Dear Shareholder:

As a shareholder of The Hartford Growth Opportunities Fund (the “Fund”), you should have recently received important proxy voting materials in the mail requesting your vote to approve reclassifying the Fund from a diversified investment company to a non-diversified investment company and eliminating a related fundamental diversification policy. According to our records, we have not yet received your proxy vote.

Voting is easy and fast.

You can vote your proxy using one of the options below:

●	Online: Visit the website indicated on the proxy card.
●	Phone: Call (877) 896-3199. You can speak to a live operator if you need assistance.
●	Mail: Sign, date and return the enclosed proxy card in the postage-paid envelope provided.

By casting your proxy vote now, you will ensure that your shares are represented and that we will not need to contact you further regarding this proposal.

The Special Meeting of Shareholders will be held on December 13, 2023. Detailed information about the Special Meeting of Shareholders and the proposal can be found in the proxy statement, or online at:

https://vote.proxyonline.com/Hartford/docs/GrowthOppsMeeting2023.pdf

If you have any questions about the proposal, you may contact your financial professional or EQ Fund Solutions at (877) 896-3199.

Sincerely,

James E. Davey
President
Hartford Funds

Enclosure

R1_19309_RN

Hartford Funds 690 Lee Road Wayne, PA 19087 tel (888) 843-7824 www.hartfordfunds.com

October 27, 2023

Dear Shareholder:

As a shareholder of The Hartford Growth Opportunities Fund (the “Fund”), you should have recently received important proxy voting materials in the mail requesting your vote to approve reclassifying the Fund from a diversified investment company to a non-diversified investment company and eliminating a related fundamental diversification policy. According to our records, we have not yet received your proxy vote.

Voting is easy and fast.

You can vote your proxy using one of the options below:

●	Online: Visit the website indicated on the proxy card.
●	Phone: Call (877) 732-3618. You can speak to a live operator if you need assistance.
●	Mail: Sign, date and return the enclosed proxy card in the postage-paid envelope provided.

By casting your proxy vote now, you will ensure that your shares are represented and that we will not need to contact you further regarding this proposal.

The Special Meeting of Shareholders will be held on December 13, 2023. Detailed information about the Special Meeting of Shareholders and the proposal can be found in the proxy statement, or online at:

https://vote.proxyonline.com/Hartford/docs/GrowthOppsMeeting2023.pdf

If you have any questions about the proposal, you may contact your financial professional or EQ Fund Solutions at (877) 732-3618.

Sincerely,

James E. Davey
President
Hartford Funds

Enclosure

R1_19309_O